EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-76655 and No. 333-101422) pertaining to the Marvel Enterprises, Inc. 1998 Stock Incentive Plan of Marvel Enterprises, Inc. of our report dated February 27, 2004, with respect to the consolidated financial statements and schedules of Marvel Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.





/s/Ernst & Young LLP

New York, New York
March 10, 2004